Exhibit 99.06
Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended June				Year-to-Date June
As Reported	2018	2017	Change	Weather Adjusted Change	2018	2017	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	52,260	51,152	2.2%		103,104	97,350	5.9%

Total Retail Sales-	39,624	38,849	2.0%	0.1%	78,014	74,353	4.9%	0.8%
Residential	12,691	12,087	5.0%	—%	25,657	23,003	11.5%	0.6%
Commercial	13,373	13,271	0.8%	(0.2)%	25,660	25,038	2.5%	0.5%
Industrial	13,363	13,280	0.6%	0.6%	26,295	25,886	1.6%	1.6%
Other	197	211	(6.9)%	(6.8)%	402	426	(5.6)%	(5.8)%

Total Wholesale Sales	12,636	12,303	2.7%	N/A	25,090	22,997	9.1%	N/A

(In Thousands of Customers)

					Period Ended June
					2018	2017	Change
Regulated Utility Customers-
Total Utility Customers-					9,276	9,194	0.9%
Total Traditional Electric					4,667	4,621	1.0%
Southern Company Gas[1]					4,609	4,573	0.8%

Notes

(1) Includes total customers of approximately 407,000 and 403,000 customers at June 30, 2018 and 2017, respectively, related to Elizabethtown Gas, Elkton Gas, and Florida City Gas, which were sold subsequent to June 30, 2018.